UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2011
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On February 25, 2011 (the “Effective Date”), our wholly-owned Swedish subsidiary, Mobitec AB, and Svenska Handelsbanken AB, a Swedish bank (“Handelsbanken”), entered into (i) an amendment (the “Base Facility Amendment”) to Mobitec AB’s existing base overdraft facility with Handelsbanken (the “Base Overdraft Facility”) and (ii) an amendment (the “Supplementary Facility Amendment”) to Mobitec AB’s existing supplementary overdraft facility with Handelsbanken (the “Supplementary Overdraft Facility”). The Base Facility Amendment increased the amount available under the Base Overdraft Facility by 5.0 million Swedish Krona (“Krona”) (approximately $791,000 based on currency exchange rates on or about the Effective Date), from 7.0 million Krona (approximately $1.11 million based on currency exchange rates on or about the Effective Date) to 12 million Krona (approximately $1.90 million based on currency exchange rates on or about the Effective Date) for the overdraft period commencing on March 1, 2011 and terminating on December 31, 2011. The Supplementary Facility Amendment reduced the amount available under the Supplementary Overdraft Facility by 5.0 million Krona (approximately $791,000 based on currency exchange rates on or about the Effective Date), from 12.0 million Krona (approximately $1.90 million based on currency exchange rates on or about the Effective Date) to 7 million Krona (approximately $1.11 million based on currency exchange rates on or about the Effective Date) for the overdraft period commencing on March 1, 2011 and terminating on May 31, 2011.
     At this time, we do not expect the amendments to cause there to be a material change in our cost of capital or to have a material effect on earnings guidance previously issued.
     The respective material terms of the Base Facility Amendment and the Supplementary Facility Amendment are described in Item 2.03— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On the Effective Date, Mobitec AB and Handelsbanken entered into the Base Facility Amendment, which increased the amount available under the Base Overdraft Facility by 5.0 million Krona (approximately $791,000 based on currency exchange rates on or about the Effective Date), from 7.0 million Krona (approximately $1.11 million based on currency exchange rates on or about the Effective Date) to 12 million Krona (approximately $1.90 million based on currency exchange rates on or about the Effective Date) for the overdraft period commencing on March 1, 2011 and terminating on December 31, 2011. Unless Mobitec AB or Handelsbanken agree otherwise, the Base Overdraft Facility will automatically renew on December 31, 2011, and each December 31 thereafter, on the same terms and conditions existing at the time of each such renewal.
     Also on the Effective Date, Mobitec AB and Handelsbanken entered into the Supplementary Facility Amendment, which reduced the amount available under the Supplementary Overdraft Facility by 5.0 million Krona (approximately $791,000 based on currency exchange rates on or about the Effective Date), from 12.0 million Krona (approximately $1.90 million based on currency exchange rates on or about the Effective Date) to 7 million Krona (approximately $1.11 million based on currency exchange rates on or about the Effective Date) for the overdraft period commencing on March 1, 2011 and terminating on May 31, 2011.
     After giving effect to the Base Facility Amendment and the Supplementary Facility Amendment, the total borrowing capacity available to Mobitec AB under the Base Overdraft Facility and the Supplementary Overdraft Facility will remain constant at 19 million Krona (approximately $3.01 million based on currency exchange rates on or about the Effective Date) until May 31, 2011. Unless Mobitec AB and Handelsbanken agree to extend, renew or otherwise modify the Supplementary Overdraft Facility on or prior to May 31, 2011, then, on such date, the Supplementary Overdraft Facility will terminate and Mobitec AB’s total borrowing capacity with Handelsbanken will be reduced by 7 million Krona (approximately $1.11 million based on currency exchange rates on or about the Effective Date).
     The descriptions of the respective material terms and conditions of the Base Facility Amendment and the Supplementary Facility Amendment set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the amendments which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Contract A Supplementary Overdraft Facility, dated as of February 25, 2011, by and between Mobitec AB and Svenska Handelsbanken AB.

10.2	Contract A Account with Overdraft Facility, dated as of February 25, 2011, by and between Mobitec AB and Svenska Handelsbanken AB.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 3, 2011

DRI CORPORATION
By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary